EXHIBIT 23.1

The Board of Directors and Stockholders
Unique Mobility, Inc.

We consent to incorporation by reference in the registration statement on Form S-3 of Unique Mobility, Inc. of our report dated December 14, 1994 relating to the consolidated balance sheets of Unique Mobility, Inc. and subsidiaries as of October 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1994, which report appears in the October 31, 1994 Annual Report on Form 10-K of Unique Mobility, Inc.

                                         /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP

Denver, Colorado
October 12, 1995

                                                Exhibit 23.2

The consent of Messrs. Holme Roberts & Owen LLC to all references made to them in the Prospectus included as a part of this Registration Statement, and all amendments thereto, is included in their opinion filed as Exhibit 5.1 to the Registration Statement.